REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Board of Trustees of Lord
Abbett Investment Trust and the
Shareholders of Lord Abbett
Convertible Fund, Lord Abbett
Core Fixed Income Fund, Lord
Abbett Diversified Equity Strategy
Fund, Lord Abbett Floating Rate
Fund, Lord Abbett High Yield
Fund, Lord Abbett Income Fund,
Lord Abbett Inflation Focused
Fund, Lord Abbett Multi-Asset
Balanced Opportunity Fund, Lord
Abbett Multi-Asset Growth Fund,
Lord Abbett Multi-Asset Income
Fund, Lord Abbett Short Duration
Income Fund, and Lord Abbett
Total Return Fund:

In planning and performing our
audits of the financial statements of
Lord Abbett Investment Trust (the
"Trust"), including the Lord Abbett
Convertible Fund, Lord Abbett Core
Fixed Income Fund, Lord Abbett
Diversified Equity Strategy Fund,
Lord Abbett Floating Rate Fund,
Lord Abbett High Yield Fund, Lord
Abbett Income Fund, Lord Abbett
Inflation Focused Fund, Lord Abbett
Multi-Asset Balanced Opportunity
Fund, Lord Abbett Multi-Asset
Growth Fund, Lord Abbett Multi-
Asset Income Fund, Lord Abbett
Short Duration Income Fund, and
Lord Abbett Total Return Fund (each
a "Fund"), as of and for the year
ended November 30, 2015, in
accordance with the standards of the
Public Company Accounting
Oversight Board (United States), we
considered the Trust's internal
control over financial reporting,
including controls over safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinions
on the financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion on
the effectiveness of the Trust's
internal control over financial
reporting. Accordingly, we express
no such opinion.

The management of the Trust is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of controls.
A trust's internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles. A trust's internal control
over financial reporting includes
those policies and procedures that (1)
pertain to the maintenance of records
that, in reasonable detail, accurately
and fairly reflect the transactions and
dispositions of the assets of the trust;
(2) provide reasonable assurance that
transactions are recorded as
necessary to permit preparation of
financial statements in accordance
with generally accepted accounting
principles, and that receipts and
expenditures of the trust are being
made only in accordance with
authorizations of management and
directors of the trust; and (3) provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use, or
disposition of a trust's assets that
could have a material effect on the
financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions or
that the degree of compliance with
the policies or procedures may
deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent
or detect misstatements on a timely
basis. A material weakness is a
deficiency, or a combination of
deficiencies, in internal control over
financial reporting, such that there is
a reasonable possibility that a
material misstatement of each Fund's
annual or interim financial
statements will not be prevented or
detected on a timely basis.

Our consideration of the Trust's
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight
Board (United States). However, we
noted no deficiencies in the Trust's
internal control over financial
reporting and its operation, including
controls for safeguarding securities,
that we consider to be a material
weakness, as defined above, as of
November 30, 2015.

This report is intended solely for the
information and use of management
and the Board of Trustees of Lord
Abbett Investment Trust and the
Securities and Exchange
Commission and is not intended to
be and should not be used by anyone
other than these specified parties.


/s/ DELOITTE & TOUCHE LLP

New York, New York
January 26, 2016